Exhibit 99.2

Hoth Announces Pricing of $5 Million Public Offering of Common Stock

NEW YORK, NY March 24, 2020/ PR Newswire/ Hoth Therapeutics Inc. (Nasdaq: HOTH) (“Hoth” or the “Company”), a biopharmaceutical company, today announced the pricing of its previously announced “best efforts” underwritten public offering of 1,449,275 shares of its common stock at a price to the public of $3.45 per share. Hoth expects to receive aggregate gross proceeds of approximately $5 million from the offering, before deducting the underwriting discount and estimated offering expenses. The offering is expected to close on or about March 26, 2020, subject to customary closing conditions.

Laidlaw & Company (UK) Ltd. is acting as sole book-running manager for the offering. The Benchmark Company, LLC is serving as Qualified Independent Underwriter for the offering. Roth Capital Partners is acting as a financial advisor to the Company.

Hoth intends to use the net proceeds from the offering for general corporate purposes, including the development of products to prevent the COVID-19 virus, working capital, sales and marketing activities, and general and administrative matters.

A shelf registration statement on Form S-3 (Registration No. 333-236887) relating to the public offering of the shares of common stock described above was previously filed with the Securities and Exchange Commission (“SEC”) and declared effective on March 11, 2020. A preliminary prospectus supplement and accompanying prospectus relating to the underwritten public offering was filed with the SEC on March 23, 2020 and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement (when available) and accompanying prospectus relating to the offering may be obtained from Laidlaw & Company (UK) Ltd., 521 Fifth Ave., 12th Floor, New York, NY 10175, Attention: Syndicate Dept.; email: syndicate@laidlawltd.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About Hoth Therapeutics Incorporated

Hoth Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on developing new generation therapies for dermatological disorders. Hoth's pipeline has the potential to improve the quality of life for patients suffering from indications including atopic dermatitis, chronic wounds, psoriasis, asthma and acne. To learn more, please visit www.hoththerapeutics.com.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the proposed offering, timing and the use of proceeds. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this press release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company's filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:
Phone: (646) 756-2997
Email: investorrelations@hoththerapeutics.com
www.hoththerapeutics.com

KCSA Strategic Communications
Valter Pinto, Managing Director
(212) 896-1254
Hoth@kcsa.com